EXHIBIT 11(a)
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A of Fidelity Massachusetts Municipal Trust: Fidelity Massachusetts Municipal Income Fund (formerly Fidelity Massachusetts Tax-Free High Yield Portfolio) and Fidelity Massachusetts Municipal Money Market Fund (formerly Fidelity Massachusetts Tax-Free Money Market Portfolio) of our reports dated February 28, 1996, on the financial statements and financial highlights included in the January 31, 1996 Annual Reports to shareholders of Fidelity Massachusetts Municipal Income Fund and Fidelity Massachusetts Municipal Money Market Fund.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.
/s/Price Waterhouse LLP
PRICE WATERHOUSE LLP
Boston, Massachusetts
March 15, 1996